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                                   EXHIBIT e.

                        PRINCIPAL UNDERWIRTING AGREEMENT

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                        PRINCIPAL UNDERWRITING AGREEMENT


                        Hartford HLS Series Fund II, Inc (the "Company")
                                ON BEHALF OF:
                                    Hartford American Leaders HLS Fund
                                    Hartford Blue Chip Stock HLS Fund
                                    Hartford Blue Chip Stock II HLS Fund
                                    Hartford Capital Opportunities HLS Fund
                                    Hartford Global Equity HLS Fund
                                    Hartford Growth Opportunities HLS Fund
                                    Hartford International Stock HLS Fund
                                    Hartford International Stock II HLS Fund
                                    Hartford Investors Growth HLS Fund
                                    Hartford LargeCap Growth HLS Fund
                                    Hartford MidCap Stock HLS Fund
                                    Hartford Multisector Bond HLS Fund
                                    Hartford SmallCap Growth HLS Fund
                                    Hartford SmallCap Value HLS Fund
                                    Hartford U.S. Government Securities HLS Fund
                                    Hartford Value Opportunities HLS Fund

                                                              May 1, 2002

Hartford Securities Distribution Company, Inc.
200 Hopmeadow Street
Simsbury, CT  06089

                Re: Principal underwriting agreement

Ladies and Gentlemen:

        The Company is a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") authorized to issue series and classes of shares of common stock. Each series of the Company offers Class IA shares ("Class IA shares"). In addition, four series offer Class IB shares ("Class IB shares"). The Class IA shares and Class IB shares are sometimes known collectively as the "Shares". The Shares are registered under the Securities Act of 1933, as amended (the "1933 Act") and securities acts of various states and jurisdictions, where appropriate.

        You have informed us that your company, Hartford Securities Distribution Company, Inc. ("HSD"), is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 (the "1934 Act") and that HSD is a member in good standing of the National Association of Securities Dealers, Inc. You have indicated your desire to become the exclusive selling agent and principal underwriter for the Company for the sale of Shares to insurance company separate accounts ("Separate Accounts") and other accounts as agreed to between the parties. We have been authorized to execute and deliver this Agreement to you, which Agreement has been approved by a vote of a

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majority of the company's directors (the "Directors") who are not parties to such Agreement or "interested persons" of any party thereto, cast in person at a meeting called for the purpose of voting on the approval of this Agreement.

        1. APPOINTMENT OF UNDERWRITER. Upon the execution of this Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as the exclusive sales agent for distribution of the Shares and agree that we will deliver to you such shares as you may sell. You agree to use your best efforts to promote the sale of the Shares, but you are not obligated to sell any specific number of the Shares.

        2. INDEPENDENT CONTRACTOR. You will undertake and discharge your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind the Company by your actions, conduct, or contracts, except that you are authorized to accept orders for the purchase or repurchase of the Shares as our agent. You may appoint sub-agents or distribute the Shares through dealers (or otherwise) as you may determine necessary or desirable from time to time. This Agreement shall not, however, be construed as authorizing any dealer or other person to accept orders for sale or repurchase on our behalf or to otherwise act as our agent for any purpose.

        3. OFFERING PRICE. Shares shall be offered for sale at a price equivalent to their net asset value as determined pursuant to the Company's Prospectus for the Shares, as amended from time to time. On each business day on which the New York Stock Exchange is open for business, we will furnish you with the net asset value of the Shares, which shall be determined and become effective as of the close of business of the New York Stock Exchange on that day. The net asset value so determined shall apply to all orders for the purchase of the Shares received by purchasers prior to such determination, and you are authorized in your capacity as our agent to accept orders and confirm sales at such net asset value. To the extent that our Shareholder Servicing and Transfer Agent (collectively "Agent") and the Custodian(s) for any pension, profit-sharing, employer or self-employed plan receive payments on behalf of the investors, such Agent and Custodian(s) shall be required to record the time of such receipt with respect to each payment, and the applicable net asset value shall be that which is next determined and effective after the time of receipt by them. In all events, you shall forthwith notify all of the dealers comprising your selling group and the Agent and Custodian(s) of the effective net asset value as received from us. Should we at any time calculate our net asset value more frequently than once each business day, you and we will follow procedures with respect to such additional price or prices comparable to those set forth above in this Section 3.

        4.      COMPENSATION.

        (a) SALES COMMISSIONS. You shall not be entitled to charge a sales commission on the sale of Shares of the Company.

        (b) RULE 12b-1 FEES. In accordance with the distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (the "Distribution Plan") for the Class IB shares, you will be entitled to be paid a distribution fee of up to .25% of the average daily net assets of the Class IB shares.

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        5.      PAYMENT FOR SHARES. At or prior to the time of delivery of any of our Shares you will pay or cause to be paid to the Custodian, for our account, an amount in cash equal to the net asset value of such Shares. In the event that you pay for shares sold by you prior to your receipt of payment from purchasers, you are authorized to reimburse yourself for the net asset value of such Shares from the offering price of such Shares when received by you.

        6. REGISTRATION OF SHARES. No Shares shall be registered on our books until (i) receipt by us of your written request therefor; (ii) receipt by the Custodian and Agent of a certificate signed by an officer of the Company stating the amount to be received therefor; and (iii) receipt of payment of that amount by the Custodian. We will provide for the recording of all Shares purchased in unissued form in "book accounts," unless a request in writing for certificates (if available) is received by the Agent, in which case certificates for Shares in such names and amounts as is specified in such writing will be delivered by the Agent, as soon as practicable after registration thereof on the books.

        7. PURCHASES FOR YOUR OWN ACCOUNT. You shall not purchase Shares for your own account for purposes of resale to the Separate Accounts, but you may purchase Shares for your own investment account upon your written assurance that the purchase is for investment purposes only and that the Shares will not be resold except through redemption by us.

        8.      ALLOCATION OF EXPENSES.

(a) We will pay the following expenses in connection with the sales and distribution of Shares of the Company:

                (i) expenses pertaining to the preparation of our audited and certified financial statements to be included in any amendments ("Amendments") to our Registration Statements under the 1933 Act, including the Prospectuses and Statements of Additional Information included therein;

                (ii) expenses pertaining to the preparation (including legal fees) and printing of all Amendments or supplements filed with the Securities and Exchange Commission, including the copies of the Prospectuses and Statements of Additional Information included in the Amendments and the first ten (10) copies of the definitive Prospectuses and Statements of Additional Information or supplements thereto, other than those necessitated by or related to your (including your "Parent") activities where such amendments or supplements result in expenses which we would not otherwise have incurred;

                (iii) expenses pertaining to the preparation, printing, and distribution of any reports or communications, including Prospectuses and Statements of Additional Information, which are sent to our existing shareholders;

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                (iv)    filing and other fees to federal and state securities
                        regulatory authorities necessary to register and maintain registration of the Shares; and

                (v) expenses of the Agent, including all costs and expenses in connection with the issuance, transfer and registration of the Shares, including but not limited to any taxes and other governmental charges in connection therewith.

(b) Except to the extent that you are entitled to compensation under the provisions of any of the Distribution Plans for the Company, you will pay the following expenses:


                (i) expenses of printing additional copies of the Prospectuses and Statements of Additional Information and any amendments or supplements thereto which are necessary to continue to offer our shares to the public;

                (ii) expenses pertaining to the preparation (excluding legal fees) and printing of all amendments and supplements to our Registration Statements if the Amendment or supplement arises from or is necessitated by or related to your (including your "Parent") activities where those expenses would not otherwise have been incurred by us; and

                (iii) expenses pertaining to the printing of additional copies, for use by you as sales literature, of reports or other communications which have been prepared for distribution to our existing shareholders or incurred by you in advertising, promoting and selling our Shares to the public.

        9. FURNISHING OF INFORMATION. We will furnish to you such information with respect to our Company and its Shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained when so signed will be true and correct. We will also furnish you with such information and will take such action as you may reasonably request in order to qualify our Shares for sale in jurisdictions in which you may wish to offer them. We will furnish you at least annually with audited financial statements of our books and accounts certified by independent public accountants, and with such additional information regarding our financial condition, as you may reasonably request from time to time.

        10. CONDUCT OF BUSINESS. Other than currently effective Prospectuses and Statements of Additional Information, you will not issue any sales material or statements except literature or advertising which conforms to the requirements of federal and state securities laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities. You will furnish us with copies of all such material prior to their use and no such material shall be published if we shall reasonably and promptly object.

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        You shall comply with the applicable federal and state laws and regulations where our Shares are offered for sale and conduct your affairs with us and with dealers, brokers, or investors in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

        11. OTHER ACTIVITIES. Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their shares.

        12. TERM OF AGREEMENT. This Agreement shall become effective on the date of its execution and shall remain in effect for a period of two (2) years from the date of this Agreement. This Agreement shall continue annually thereafter for successive one (1) year periods if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Company or by a vote of the Directors of the Company, and (ii) by a vote of a majority of the Directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on this Agreement.

        13. TERMINATION. This Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Directors of the Company or by a vote of a majority of the outstanding voting securities of the Company, on sixty (60) days' written notice to you; (ii) shall terminate immediately in the event of its assignment; and (iii) may be terminated by you on sixty (60) days' written notice to us.

        14. SUSPENSION OF SALES. We reserve the right at all times to suspend or limit the offering of the Shares to the Separate Accounts upon written notice to you, and to reject any order in whole or in part.

        15. MISCELLANEOUS. This Agreement shall be subject to the laws of the State of Connecticut and shall be interpreted and construed to further and promote the operation of the Company as an open-end investment company. As used herein, the terms "Net Asset Value," "Offering Price," "Investment Company," "Open-End Investment Company," "Assignment," "Principal Underwriter," "Interested Person," and "Majority of the Outstanding Voting Securities," shall have the meanings set forth in the 1933 Act and the 1940 Act, as applicable, and the rules and regulations promulgated thereunder.

        16. LIABILITY. Nothing contained herein shall be deemed to protect you against any liability to us or to our shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

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        If the foregoing meets with your approval, please acknowledge your acceptance by signing below whereupon this shall constitute a binding agreement as of the date first above written.

                              Very truly yours,

                              Hartford HLS Series Fund II, Inc.,
                               ON BEHALF OF:
                                    Hartford American Leaders HLS Fund
                                    Hartford Blue Chip Stock HLS Fund
                                    Hartford Blue Chip Stock II HLS Fund
                                    Hartford Capital Opportunities HLS Fund
                                    Hartford Global Equity HLS Fund
                                    Hartford Growth Opportunities HLS Fund
                                    Hartford International Stock HLS Fund
                                    Hartford International Stock II HLS Fund
                                    Hartford Investors Growth HLS Fund
                                    Hartford LargeCap Growth HLS Fund
                                    Hartford MidCap Stock HLS Fund
                                    Hartford Multisector Bond HLS Fund
                                    Hartford SmallCap Growth HLS Fund
                                    Hartford SmallCap Value HLS Fund
                                    Hartford U.S. Government Securities HLS Fund
                                    Hartford Value Opportunities HLS Fund


                              By: /s/ David M. Znamierowski
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                              Its: President

Agreed to and Accepted:
Hartford Securities
Distribution Company, Inc.


By: /s/ John C. Walters
   --------------------------

Its: Executive Vice President
Date: May 1, 2002